Exhibit 10.1

TWELFTH AMENDMENT TO
SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE

This TWELFTH AMENDMENT TO SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE (this “Twelfth Amendment”) is made as of April 23, 2014 by and between Prospect Global Resources, Inc., a Delaware corporation (“Maker”), and the Karlsson Group, Inc., an Arizona corporation (“Holder”), with respect to the following facts:

RECITALS

WHEREAS, Maker issued to Holder that certain Senior First Priority Secured Promissory Note dated August 1, 2012 (the “Original Note”), whereby the Maker promised to pay to Holder the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000);

WHEREAS, American West Potash, LLC, a Delaware limited liability company (“AWP”), Prospect Global Resources, Inc., a Nevada corporation (“Prospect Nevada”), Apache County Land & Ranch, LLC, a Nevada limited liability company (“Apache”), Maker and Holder entered into that certain Extension Agreement (the “Extension Agreement”) dated as of April 15, 2013;

WHEREAS, Maker and Holder entered into an Amendment to Senior First Priority Secured Promissory Note dated April 15, 2013 (“First Amendment” and the Original Note as amended thereby and as otherwise amended, restated or modified from time to time, the “Note”);

WHEREAS, AWP, Prospect Nevada, Apache, Maker and Holder entered into that certain Second Extension Agreement dated as of June 26, 2013;

WHEREAS, Maker and Holder entered into a Second Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013;

WHEREAS, Maker and Holder entered into a Third Amendment to Senior First Priority Secured Promissory Note dated as of September 9, 2013;

WHEREAS, Maker and Holder entered into a Fourth Amendment to Senior First Priority Secured Promissory Note dated as of September 13, 2013;

WHEREAS, Maker and Holder entered into a Fifth Amendment to Senior First Priority Secured Promissory Note dated as of November 13, 2013;

WHEREAS, Maker and Holder entered into a Sixth Amendment to Senior First Priority Secured Promissory Note dated as of December 3, 2013;

WHEREAS, Maker and Holder entered into a Seventh Amendment to Senior First Priority Secured Promissory Note dated as of December 10, 2013;

WHEREAS, Maker and Holder entered into an Eighth Amendment to Senior First Priority Secured Promissory Note dated as of January 31, 2014;

WHEREAS, Maker and Holder entered into an Ninth Amendment to Senior First Priority Secured Promissory Note dated as of March 7, 2014;

WHEREAS, Maker and Holder entered into an Tenth Amendment to Senior First Priority Secured Promissory Note dated as of March 12, 2014;

WHEREAS, Maker and Holder entered into an Eleventh Amendment to Senior First Priority Secured Promissory Note dated as of April 3, 2014; and

WHEREAS, Maker has requested that Holder agree to modify the Note to extend the deadline for discounted payoff of the Note in full by two days, until April 25, 2014, and to make certain conforming changes to the Note.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby agree as follows:

AGREEMENT

1.                                      Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.                                      Amendments.

(a)                                 Amendment to Section 2.2.  Section 2.2 of the Note is amended and restated to read in its entirety as follows:

“Payments Other Than Interest or Principal.  Maker shall pay to Holder, designating in writing such payments as payments under this section of this Note, the following amounts, as additional consideration for the Holder’s sale of its membership interest in American West Potash, LLC under the Purchase Agreement and not as prepayments of principal under this Note, (i) a payment equal to the 2012 453A Amount on or before the Initial 453A Payment Date, (ii) a payment equal to the 2013 453A Amount on or before the Initial 453A Payment Date, (iii) a payment equal to the 2014 453A Amount on or before February 10, 2015, and, (iv) along with each payment of principal pursuant to Section 3.2 of this Note, and at the Maturity Date, the Principal Payment Tax Gross-Up Amount or amount due under Section 3.5 with respect to such payment; provided, however, that no Principal Payment Tax Gross-Up Amount or amount under Section 3.5 shall be due with respect to the first $200,000 of pre-payments under Section 3.2(a).  For purposes hereof, the “Initial 453A Payment Date” shall mean the earlier of (i) April 25, 2014; and (ii) the date of occurrence of the first Event of Default to occur under this Note on or after November 14, 2013.  For the avoidance of doubt, no payment made pursuant to any other provision of this Note, including but not limited to Section 3.2(c) hereof, shall satisfy in whole or any part Maker’s obligation to make the payments set forth in this Section 2.2.”

(b)                                 Amendment to Section 3.4.  Section 3.4 of the Note is amended to read in its entirety as follows:

“Prepayment Discount.  In the event that Maker makes payments under the Note totaling Twenty-Five Million Dollars ($25,000,000) on or after December 10, 2013 and on or before April 25, 2014, whether through one or multiple payments, and whether pursuant to Section 2.2, Section 3.2 or Section 3.3, then all of Maker’s obligations under this Note shall be deemed to have been satisfied in full by Maker as of the date of such payment, or, in the case of multiple payments, the date on which the last such payment is made.”

(c)                                  Amendment to Section 5.4(ii).  Section 5.4(ii) of the Note is amended to read in its entirety as follows:

“No later than April 25, 2014, deliver a completed and updated 43-101 final resource report for purposes of the Definitive Feasibility Study.”

(d)                                 Amendment to Section 5.13.  Section 5.13 of the Note is amended to read in its entirety as follows:

5.13                        “Section 3.4 Prepayment.  Maker shall not have prepaid the Note in the full amount of Twenty-Five Million Dollars ($25,000,000) on or after December 10, 2013 and on or before April 25, 2014 in accordance with Section 3.4 of the Note.”

3.                                      Miscellaneous.

(a)                                 No Other Amendment.  Except as expressly amended in this Twelfth Amendment, all provisions of the Note shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Note.  In the event of a conflict between the terms and provisions of this Twelfth Amendment and the terms and conditions of the Note, the provisions of this Twelfth Amendment shall govern.

(b)                                 Relation to Note.  This Twelfth Amendment constitutes an integral part of the Note.  Upon the effectiveness of this Twelfth Amendment, each reference in the Note to “this Promissory Note,” “hereunder,” “hereof,” or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby.

(c)                                  Successors and Assigns.  This Twelfth Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

(d)                                 Counterparts.  This Twelfth Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed and delivered as of the date first above written.

MAKER:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

		By:	/s/ Damon Barber
Name: Damon Barber
Title: President, CEO and Secretary

ACKNOWLEDGED AND AGREED TO EFFECTIVE AS OF APRIL 23, 2014:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Michael Stone
Name: Michael Stone
Title: CFO/Treasurer